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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107568 on Form S-8 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule of Rocky Shoes & Boots, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rocky Shoes & Boots, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Columbus, Ohio
April 4, 2005